Exhibit 10.1

AGREEMENT OF SUBLEASE

between

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Sublandlord

and

FIRST ALBANY CAPITAL, INC.,
as Subtenant

concerning certain sublease space located at

1301 Avenue of the Americas, 9th Floor
New York, New York 10019

Dated as of April 6, 2005

TABLE OF CONTENTS
(continued)

ii

AGREEMENT OF SUBLEASE

     AGREEMENT OF SUBLEASE, made as of the 6th day of April 2005 (this “Sublease”), between DEUTSCHE BANK AG, NEW YORK BRANCH, a banking corporation organized under the laws of the Federal Republic of Germany and authorized to do business in the State of New York, having an office at 60 Wall Street, NYC60-3430, New York, New York 10005 (“Sublandlord”), as sub-sublandlord, and FIRST ALBANY CAPITAL, INC., a corporation organized under the laws of the State of New York, having an office at 677 Broadway, Albany, New York 12207(“Subtenant”), as sub-subtenant.

W I T N E S S E T H:

     WHEREAS, by Agreement of Lease, dated as of December 22, 1989 (the “Original Lease”), between 1301 Properties, L.L.C. (successor to Tishman Speyer Trammell Crow Limited Partnership; “Master Landlord”), as landlord, and Pricewaterhouse Coopers (successor to Coopers & Lybrand L.L.P.) (“Overlandlord”), as tenant, as supplemented and amended from time to time by certain letter agreements listed on Exhibit A attached to the Overlease and by a First Amendment of Lease and Agreement, dated as of July 17, 1990 (the “First Amendment”), and a Second Amendment of Lease and Agreement, dated as of January 28, 1993 (the “Second Amendment”), each between Master Landlord and Overlandlord (the Original Lease, as supplemented and amended, hereinafter collectively referred to as the “Master Lease”), Master Landlord leased to Overlandlord certain premises, as said premises may be modified from time to time (the “Master Premises”) more particularly described in the Master Lease and initially located on the subconcourse, the concourse and the second (2nd) through and including the tenth (10th) floors of the building (the “Building”) known as 1301 Avenue of the Americas, New York, New York; and

     WHEREAS, by Agreement of Sublease, dated as of September 19, 1996 (the “Overlease”), between Overlandlord, as sublandlord, and Sublandlord, as subtenant, Overlandlord subleased to Sublandlord the eighth (8th) and ninth (9th) floors of the Master Premises (the “Overlease Premises”), which Overlease was consented to by Master Landlord pursuant to that certain Consent to Sublease dated September 19, 1996, signed by Master Landlord, Overlandlord and Sublandlord (the “Consent to Overlease”; the Overlease, the Consent to Overlease and the Master Lease collectively referred to herein as the “Primary Lease Documents”).

     WHEREAS, Sublandlord and Subtenant desire to consummate a subleasing of a portion of the Overlease Premises consisting of 62,600 rentable square feet located on the entire 9th Floor of the Overlease Premises shown as the cross-hatched areas on the floor plan attached hereto as Exhibit “A” and made a part hereof (the “Subleased Premises”) on terms and conditions contained in this Sublease.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

     ARTICLE 1. Demise.

          1.1 Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Subleased Premises, upon and subject to the terms and conditions hereinafter set forth. The attachment of floor plans of the Subleased Premises or any portions thereof as exhibits to this Sublease does not constitute a representation or warranty by Sublandlord that said floor plans are exact or correct, and Sublandlord makes no representations or warranties with respect to the accuracy of the layout, square footage or dimensions of the Subleased Premises, or any portion thereof, as shown on said floor plans.

     ARTICLE 2. Term.

          2.1 The term (the “Sublease Term”) of this Sublease shall commence upon the later of (a) the date of this Sublease and delivery of the Subleased Premises to Subtenant free of occupants and with all furnishings, furniture and equipment, including work stations, removed or (b) the first date that Sublandlord has received written consent to this Sublease from Master Landlord and, if required by Sublandlord, Overlandlord pursuant to Section 20 hereof (the “Commencement Date”) and shall expire at the close of business on December 29, 2010 or on such earlier date on which this Sublease may be cancelled or terminated pursuant to any of the provisions of this Sublease, the Overlease or the Master Lease or pursuant to law (the “Sublease Expiration Date”).

          2.2 Promptly after the Commencement Date is established, the parties hereto shall execute commencement date letter agreement which sets forth the actual Commencement Date for the Subleased Premises, provided that either party’s failure to execute such an amendment shall not affect the validity or enforceability of the Commencement Date hereunder.

     ARTICLE 3. Fixed Rent.

          3.1 Subtenant shall pay to Sublandlord annual fixed rent (the “Fixed Rent”) in the amount of Two Million Sixty-Five Thousand Eight Hundred Dollars and Zero Cents ($2,065,800.00) in advance in equal monthly installments of One Hundred Seventy-Two Thousand One Hundred Fifty Dollars and Zero Cents ($172,150.00), on or before one business day prior to the first (1st) day of each month during the Sublease Term, commencing on November 1, 2005 (the “Rent Commencement Date”). Notwithstanding the foregoing, one (1) month’s Fixed Rent shall be paid by Subtenant to Sublandlord upon Subtenant’s execution hereof and held by Sublandlord as temporary security for the performance of Subtenant’s obligations hereunder, and be applied to the first Fixed Rent payable hereunder.

          3.2 If the Rent Commencement Date occurs on a day other than the first day of a month, Fixed Rent from such day until the first day of the following month shall be prorated and shall be payable, in advance, on the Rent Commencement Date. In such event, the installment of Fixed Rent paid at execution hereof shall be applied to the rent due for the first full calendar month after the month in which the Rent Commencement date occurs.

     ARTICLE 4. Subtenant’s Proportionate Share.

          4.1 For the purposes of this Sublease, “Subtenant’s Proportionate Share” shall mean fifty percent (50%), based on a fraction (expressed as a percentage), the numerator of which is the aggregate rentable square feet of the Subleased Premises as of the date hereof and the denominator of which is the aggregate rentable square feet contained in the Overlease Premises as of the date hereof (as set forth in the Overlease). If, during the Sublease Term, Sublandlord shall exercise any of its options pursuant to the Overlease to lease additional space in the Building, Subtenant’s Proportionate Share shall be adjusted accordingly as of the effective date of the commencement of the term of such lease or sublease by Sublandlord, as the case may be, with respect to such space, by adjusting the denominator for calculating Subtenant’s Proportionate Share to add the additional rentable square footage (consistently measured) of the Overlease Premises, as reasonably determined by Sublandlord. In the event of any change in Subtenant’s Proportionate Share in accordance with this Article the parties hereto shall execute and deliver an amendment to this Sublease which sets forth the new Subtenant’s Proportionate Share and the effective date of such change, provided that either party’s failure to execute any such amendment shall not affect the validity or enforceability of the new Subtenant’s Proportionate Share.

     ARTICLE 5. Escalation Charges.

          5.1 Pursuant to Article 6 of the Overlease, Sublandlord pays additional rent to Overlandlord for Taxes (as such term is defined in the Master Lease) and for Operating Expenses (as such term is defined in the Master Lease) which payments are hereinafter collectively referred to as “Overlease Escalation Charges”. Subtenant, throughout the Sublease Term, shall pay to Sublandlord (such amounts hereinafter referred to as, the “Escalation Charges”) with respect to each Operating Year and each Tax Year (as such terms are defined in the Master Lease), respectively (any part or all of which falls within the Sublease Term) Subtenant’s Proportionate Share of Overlease Escalation Charges (more particularly described below) for each such Operating Year or Tax Year above those for the 2005 Operating Year and for the 2005/2006 Tax Year; which Overlease Escalation Charges are calculated as the applicable portion paid by Sublandlord pursuant to the Overlease of the amount by which (x) the Operating Rent (as such term is defined in the Master Lease) payable by Overlandlord to Master Landlord exceeds the Operating Rent payable by Overlandlord to Master Landlord with respect to the Operating Year commencing January 1, 1997 and (y) the Tax Rent (as such term is defined in the Master Lease) payable by Overlandlord to Master Landlord exceeds the Tax Rent payable by Overlandlord to Master Landlord in fiscal tax year 1996/97. Except as otherwise provided in Section 5.3 below, Subtenant shall pay the Escalation Charges within five (5) business days following receipt of Sublandlord’s statement therefor, together with a copy of any materials furnished to Sublandlord by Overlandlord in connection therewith. Subtenant’s obligation to pay Escalation Charges shall survive the expiration or termination of this Sublease as and to the extent provided in Section 6.4 hereof.

          5.2 With respect to Tax Rent, in the event a refund of Tax Rent (for a Tax Year in which Sublandlord has previously paid Overlease Escalation Charges) is actually received by Sublandlord (whether in cash or by way of a credit against Fixed Rent payable by Sublandlord under the Overlease) due to a reduction in Taxes for a Tax Year with respect to which Sublandlord has previously paid Overlease Escalation Charges to Overlandlord and Subtenant has previously paid Escalation Charges, Sublandlord shall refund to Subtenant the corresponding Escalation Charges including interest on the refund to the extent received by Sublandlord, if any, within twenty (20) days after receipt of such refund or, if the Sublease Term shall have expired or been terminated, in cash within twenty (20) days after Sublandlord shall receive such refund.

          5.3 Pursuant to Article 6 of the Overlease, Sublandlord is required to make estimated monthly payments to Overlandlord as Overlease Escalation Charges in respect of Operating Rent (as defined in the Master Lease). Subtenant shall pay to Sublandlord, Subtenant’s Proportionate Share of such required monthly payments in respect of Overlease Escalation Charges in the amounts above those for Operating Year 2005, together with monthly payments of Fixed Rent. If the aggregate of the monthly payments of such Overlease Escalation Charges made by Sublandlord for any Operating Year are less than the actual Overlease Escalation Charges for such Operating Year and Sublandlord is required to pay a deficiency, then Subtenant shall be required to pay the corresponding deficiency in the Escalation Charges previously paid by Subtenant within twenty (20) days after notice by Sublandlord. If the aggregate of the monthly payments of such Overlease Escalation Charges made by Sublandlord to Overlandlord for any Operating Year are more than the actual Overlease Escalation Charges for such Operating Year and Subtenant has previously paid Sublandlord the corresponding Escalation Charges, and (a) Sublandlord is paid by Overlandlord the amount of such overpayment, then Sublandlord shall within twenty (20) days after receipt thereof, refund to Subtenant the corresponding overpaid Escalation Charges (including, without limitation, interest paid thereon, if any) or (b) Sublandlord receives a credit against Fixed Rent and Additional Rent payable under the Overlease from Overlandlord in the amount of such overpayment, then Subtenant shall receive a credit against Fixed Rent and Additional Rent hereunder from Sublandlord in the amount of the corresponding overpaid Escalation Charges (including, without limitation, interest paid thereon, if any), or if the Sublease Term shall have expired or been terminated, Sublandlord shall pay Subtenant such amount within twenty (20) days after Sublandlord shall receive such a credit. In accordance with the foregoing, it is the intention of the parties that Subtenant shall not be obligated to pay more than Subtenant’s Proportionate Share of the actual Overlease Escalation Charges payable by Sublandlord pursuant to the terms of the Overlease for each Operating Year or Tax Year, in the amounts above those for the 2005 Operating Year and for the 2005/2006 Tax Year.

          5.4 Sublandlord shall provide Subtenant with copies of any and all Operating Statements and Tax Statements pursuant to the Master Lease and any Overlease Escalation Charges calculations that it receives from Overlandlord. Subtenant shall have the right to dispute and audit any of such Operating Statements and Tax Statements and Overlease Escalation Charges calculations if and to the extent that Sublandlord has such rights pursuant to the terms of the Overlease. If Subtenant exercises such rights, Sublandlord shall cooperate fully in the exercise thereof, provided that Subtenant shall reimburse Sublandlord for any reasonable cost or expense incurred by Sublandlord as a result of such cooperation. If Sublandlord is disputing or auditing any such statement also with respect to any portion of the Overlease Premises other than the Subleased Premises, Subtenant shall reimburse Sublandlord only for Subtenant’s pro-rata share of any reasonable cost or expense incurred by Sublandlord in prosecuting such dispute.

          5.5 Subtenant shall also pay to Sublandlord, as additional rent under this Sublease, Subtenant’s Proportionate Share of all other Additional Rent or Rental (each as defined in the Overlease) and other charges payable by Sublandlord to Overlandlord pursuant to the Overlease, pertaining to or which benefit or affect the Subleased Premises and incurred at the request of or by reason of the act or omission of Subtenant, or of any right of Subtenant hereunder or obligation of Overlandlord under the Overlease (or Master Landlord in connection with its consent to the Overlease and this Sublease) as to which Subtenant is entitled to the benefit pursuant to this Sublease, or as otherwise expressly provided in this Sublease, provided, however, Subtenant shall pay one hundred (100%) percent of all charges (i) for work, utilities, services and/or labor provided to the Subleased Premises by Overlandlord or Master Landlord during any time that is not normal business hours (including, without limitation, freight elevator service, excess cleaning or rubbish removal and condenser water) or (ii) in excess of work, services, utilities and/or labor provided for in the Overlease to be without charge or fee to the Subleased Premises or (iii) at the request of Subtenant or otherwise pertaining solely to the Subleased Premises, or (iv) with respect to alterations to the Subleased Premises by or for the account of Subtenant, but excluding from the provisions of this sentence the Escalation Charges. Subtenant agrees that if Subtenant has requested that Master Landlord provide air-conditioning, ventilation and/or heating service to the Subleased Premises at a time for which Master Landlord may charge therefor under the Master Lease, Subtenant shall pay, as additional rent under this Sublease, all charges imposed by Overlandlord therefor as to the entire Overlease Premises, subject to pro-rata reduction by rentable square footage in the event that Sublandlord or any other occupant of the Overlease Premises requests such service for the same time as requested by Subtenant. All payments due from Subtenant to Sublandlord, together with all other payments, fees and charges required to be made by Subtenant to Sublandlord under this Sublease including, without limitation, Escalation Charges (other than Fixed Rent), shall be deemed additional rent (“Additional Rent”) hereunder and shall be paid without demand, set-off, offset, abatement or deduction of any kind whatsoever within twenty (20) days following receipt of Sublandlord’s statement therefor, except as otherwise provided herein.

     ARTICLE 6. Payment of Rental.

          6.1 All Fixed Rent, Escalation Charges, Additional Rent, and all other costs, charges and sums payable by Subtenant hereunder (collectively, “Rental”), shall constitute rent under this Sublease. Fixed Rent, Escalation Charges, Additional Rent and all other items of Rental shall be payable to Sublandlord at Sublandlord’s office specified in Article 17 hereof (or such other location as Sublandlord shall specify in writing) by check drawn on a bank which is a member of the New York Clearing House Association, unless Sublandlord shall otherwise so direct in writing.

          6.2 Except as otherwise expressly provided herein, Subtenant shall promptly pay the Rental as and when the same shall become due and payable hereunder without demand, set-off, offset, abatement or deduction of any kind whatsoever, and, in the event of Subtenant’s failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent. Subtenant’s covenant to pay rent shall be independent of every other covenant in this Sublease. Subtenant’s liability for such amounts shall survive the expiration of the Sublease Term.

          6.3 To cover the additional expense incurred by the Sublandlord in the handling of each delinquent payment of Fixed Rent, Escalation Charges, Additional Rent and other charges payable to Sublandlord by Subtenant pursuant to this Sublease, Subtenant will pay upon notice if and to the extent permitted by applicable law, (i) for each dollar of such delinquent payment of Fixed Rent, Escalation Charges, Additional Rent and other charges if any such amount is received later than three (3) business days after its due date, interest at the lesser of (A) an annual rate equal to the floating prime rate of Citibank, N.A. plus two (2%) percent or (B) the maximum rate permitted by law, and to accrue from the date such amounts of Fixed Rent, Escalation Charges, Additional Rent and other charges first became due hereunder (such payment referred to herein as, “Late Payment Costs”), and (ii) upon each occasion of a delinquent payment at the time that such amount becomes delinquent, provided that Subtenant incurred liability for Late Payment Costs on one or more prior occasions, in any twelve (12) month period until such time as twelve (12) consecutive months shall have elapsed without Subtenant having failed to make such payment when due, a “late charge” in an amount equal to four (4%) percent of such delinquent payment except that in the case of any monthly payment of Fixed Rent such late charge shall be $1750.00, to cover the administrative expenses of handling such late payment.

          6.4 Sublandlord’s failure during the Sublease Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord’s failure to make a demand under any provision of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any Rental which may have become due pursuant to this Sublease during the Sublease Term. Subtenant’s liability for Rental due hereunder accruing during the Sublease Term, and Sublandlord’s obligation to refund overpayments of or adjustments to Rental paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease. Notwithstanding the foregoing, Subtenant shall have no obligation to pay any such statements or bills received by Subtenant later than twelve (12) months after the expiration of this Sublease, except for or as to such statements or bills received by Sublandlord from Overlandlord or Master Landlord thereafter, provided that Sublandlord then furnishes such statement or bill to Subtenant within thirty (30) business days after Sublandlord’s receipt thereof from Overlandlord or Master Landlord.

          6.5 Except as otherwise provided herein, in no event shall any adjustment of any amounts payable by Subtenant result in a decrease in Fixed Rent, nor shall any adjustment of any item of Additional Rent payable by Subtenant result in a decrease in any other item of Additional Rent payable by Subtenant, it being understood and agreed that the payment of any item of Additional Rent under this Sublease is an obligation supplemental to Subtenant’s obligations to pay Fixed Rent and any other item of Additional Rent.

     ARTICLE 7. Subordination to and Incorporation of the Overlease and Master Lease.

          7.1 This Sublease is in all respects subject and subordinate to Overlease and the Master Lease (a true and redacted copy of which has been furnished by Sublandlord to Subtenant) and to all of the terms, covenants, agreements, provisions and conditions therein, to all modifications, amendments and extensions of the Overlease and Master Lease, to all of

Sublandlord’s obligations under the Overlease and to all matters to which the Overlease and the Master Lease is subject and subordinate.

          7.2 All of the terms, covenants, conditions and provisions in the Master Lease are hereby incorporated in, and made a part of this Sublease, except as herein otherwise expressly provided, and except those which by their nature or purport are inapplicable to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease or modifications or amendments to the Master Lease made after the date hereof, and except for the obligation to pay rent and additional rent under the Master Lease; and such rights and obligations as are contained in the Master Lease are hereby imposed upon the respective parties hereto with the same force and effect as if (i) references in the Master Lease to the “Lease” and to the “Premises” were references, respectively, to this Sublease and the Subleased Premises, and (ii) references in the Master Lease to “Landlord” and “Tenant” were references, respectively, to Sublandlord and Subtenant, (iii) references in the Master Lease to the “Commencement Date” were references to the Commencement Date hereunder, (iv) references in the Master Lease to the “Expiration Date” were references to the Sublease Expiration Date, (v) references in the Master Lease to the “Rental” were references to the Rental hereunder and (vi) references in the Master Lease to the “Fixed Rent”, “Additional Rent” and “Rental” were references to the Fixed Rent, Additional Rent and Rental payable hereunder by Subtenant. Notwithstanding anything to the contrary, in Section 16(d) of the Master Lease as incorporated herein, references to “Tenant” shall mean “Subtenant or Guarantor” for the purposes of this Sublease.

          7.3 Notwithstanding anything to the contrary in Section 7.2 above, for the purposes of this Sublease, the following provisions of the Master Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and Subtenant:

Articles 1.1, 2.1(a), 2.1(b), 2.2(b) (except for the first four (4) lines and the first two words on the fifth line, clause 2.2(b)(ii), and the last sentence of Article 2.2(b)), Articles 2.2(c), 2.2(d), 3.1, 3.2, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 4.1 and 4.3, Article 5, Articles 6.1(b), 6.1(c), 6.2, Article 7, Articles 8.1, 8.2, 8.4(a), (b), (c)(i) and (c)(ii), 8.5(b) and (c), 8.6 (first sentence), 8.7(b), 8.8, 8.9, 8.10, the second sentence of Article 9.1(b) (except Subtenant shall be entitled to the same abatement of Fixed Rent that Sublandlord actually receives with respect to any closed windows within the Subleased Premises), Articles 9.3, 9.4(b), 10.2 (b), (c) and (d), 10.3, Articles 12.1, 12.4, 12.6, 12.7, 12.8, 13.1(b) and (c), 14.1(a) from and after the word “Notwithstanding” appearing on the thirty-third (33rd) line thereof and 14.1(b) and (c), 14.2, 14.5, 15.2, 18.1(b), 18.2, Articles 22 and 26, Article 28 (provided that Subtenant shall be bound by all Rules and Regulations and Building Alteration Rules promulgated by Master Landlord in accordance with said Article 28), Articles 29.2 and 34, Article 35, Articles 37.5, 37.7, the last sentence of 37.10, 37.11 and 37.12, Articles 39, 40 and 41, Article 42, Articles 43, 44 and 45, Schedules B-2, E and F and Exhibits A, C, D, E, F, G, H, I, J, L, M, N, O, P, Q and T and the letter agreements supplementing the Master Lease (as described in the Recitals above), the First Amendment (except for Sections 3(k) and 3(l)) and the Second Amendment.

          7.4 Supplementing the Overlease, if a separate consent by Overlandlord to this Sublease is signed by Subtenant, the term “Overlease” and “Sublease” as used herein shall each be deemed to include such consent, and it shall be a default under this Sublease if Subtenant shall default in the full and timely performance of any of its covenants and other agreements set forth in such consent. Supplementing the Master Lease, if a separate consent by Master Landlord to this Sublease is signed by Subtenant, the term “Master Lease” and “Sublease” as used herein shall each be deemed to include such consent, and it shall be a default under this Sublease if Subtenant shall default in the full and timely performance of any of its covenants and other agreements set forth in such consent.

     ARTICLE 8. Use: Quiet Enjoyment.

          8.1 Subtenant shall use and occupy the Subleased Premises for general and executive offices and for ancillary securities trading floor purposes not prohibited under Article 2 of the Master Lease, in accordance with all applicable laws, rules and regulations, and for no other purposes.

          8.2 As long as Subtenant shall pay the Rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises during the Sublease Term, subject to the provisions of this Sublease, the Overlease and the Master Lease.

          8.3 Notwithstanding anything to the contrary contained herein, and in addition to Overlandlord’s rights of access under the Overlease and Master Landlord’s rights of access under the Master Lease, Subtenant agrees that Sublandlord shall have access to the Subleased Premises, at all reasonable times, upon reasonable prior notice (except in the event of an emergency in which event Sublandlord may have access to such areas without notice) in order to inspect the Subleased Premises. Except in the event of any emergency, Sublandlord’s right of access shall be exercisable during business hours only in the presence of a representative of Subtenant, provided Subtenant promptly makes such representative available for such purpose. Sublandlord shall use reasonable efforts to minimize interference with Subtenant’s use and occupancy of the Subleased Premises in accordance with Article 4.3 of the Master Lease, as incorporated herein by reference. Subtenant acknowledges that the LAN closets (which contain certain cabling and associated switches and equipment) and conveyor system and related equipment, if any, and are owned by Overlandlord and that Subtenant and Sublandlord have no rights to use and under no circumstances may Subtenant or Sublandlord alter, relocate, or otherwise disturb such conveyor system or LAN Equipment.

     ARTICLE 9. Covenants with Respect to the Overlease and Master Lease.

          9.1 Subtenant shall not do anything that would constitute a default under the Master Lease or omit to do anything that Subtenant is obligated to do under the terms of this

Sublease so as to cause a default under the Master Lease. Sublandlord shall perform or cause to be performed all of its obligations under the Overlease (excluding any obligations to be performed by Subtenant pursuant to the terms of this Sublease) so as not to cause a termination thereof. In addition, Sublandlord shall comply with those requirements of Sublandlord as the subtenant under the Overlease which are not to be complied with solely by Subtenant hereunder and shall not amend, modify, surrender or terminate the Overlease in any manner which would adversely affect the rights of Subtenant under this Sublease, except as otherwise contemplated hereunder.

          9.2 The time limits set forth in the Overlease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease by lengthening or shortening the same in each instance, as appropriate, so that to the extent circumstances reasonably permit, notices may be given, demands made or any act, condition or covenant performed or any right, remedy or option hereunder exercised by Sublandlord or Subtenant, as the case may be, (and each party covenants that it will do so) within five (5) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Overlease and, if notice is required, measured from the earlier of the date on which notice is given to Subtenant by any of Sublandlord, Overlandlord or Master Landlord. It is understood and agreed that the foregoing sentence shall not be applicable to (i) the payment of Fixed Rent, Escalation Charges and Additional Rent, (ii) the time periods set forth in Article 16.1(a) and (d) of the Master Lease and (iii) the time periods set forth in Article 16.2 of the Master Lease. Subtenant and Sublandlord shall promptly deliver to each other copies of all material notices, requests or demands which relate to the Subleased Premises or the use or occupancy thereof promptly after receipt of same from Overlandlord or Master Landlord.

          ARTICLE 10. Master Landlord’s and/or Overlandlord’s Services and Repairs. Notwithstanding anything to the contrary contained in this Sublease or any Primary Lease Documents, Sublandlord shall not be required to provide any of the services that Overlandlord or Master Landlord has agreed to provide, whether or not specified in the Primary Lease Documents or required by law, except as provided in Article 19, or to furnish the electricity to the Subleased Premises that Overlandlord or Master Landlord has agreed to furnish pursuant to the Primary Lease Documents or required by law, or to make any of the repairs or restorations that Overlandlord or Master Landlord has agreed to make pursuant to the Primary Lease Documents or required by law, or to comply with any laws or requirements of any governmental authorities, or to take any other action that Overlandlord or Master Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Primary Lease Documents, but Sublandlord agrees, upon the written request of Subtenant, to use reasonable efforts, at Subtenant’s sole cost and expense, to cause Overlandlord to provide or cause the Master Landlord to provide the same (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which is, in Sublandlord’s reasonable determination, likely to give rise to a default under the Primary Lease Documents), and Subtenant shall rely upon, and look solely to, Overlandlord or Master Landlord, as applicable, for the provision, furnishing or making thereof or compliance therewith, except that Subtenant shall be entitled to the remedies provided in Article 14.2(a) of the Master Lease as incorporated herein. In addition, Sublandlord shall not be required to provide any of the services that Overlandlord or Master Landlord may agree to provide pursuant to a separate agreement with Subtenant including, without limitation, as described in Exhibit “D” attached hereto and incorporated herein. Subtenant acknowledges and agrees that any separate agreement for services between Subtenant and either Master Landlord or Overlandlord or both shall not have the effect of reducing or eliminating or otherwise interfering with the services to be provided to the portion of the Overlease Premises which does not include the Subleased Premises.

     ARTICLE 11. Indemnification.

          11.1 Anything in the Primary Lease Documents to the contrary notwithstanding, and subject to the waiver of subrogation provisions of this Sublease, Subtenant shall indemnify Sublandlord, its direct and indirect subsidiaries and affiliates and its respective officers, directors, shareholders and employees (individually and collectively, “Sublandlord Indemnitee”) against and save them harmless from any claims, liabilities, damages, losses costs or expenses (including Sublandlord Indemnitee’s reasonable attorneys’ and consultants’ fees and disbursements), which may be imposed upon or incurred by or asserted against Sublandlord Indemnitee by any individual or other person or entity (including, without limitation by Overlandlord or Master Landlord) arising from (i) the acts or omissions of Subtenant, or of any of Subtenant’s employees, agents, invitees, licensees or contractors that are the subject matter of any indemnity or hold harmless of Sublandlord to Overlandlord or Master Landlord under any of the Primary Lease Documents; (ii) the acts, omissions or negligence of Subtenant, or of any of Subtenant’s employees, agents, invitees, licensees or contractors or any person claiming through Subtenant in the Subleased Premises, either prior to, during or after the Sublease Term, (iii) any injuries to Subtenant, its employees, invitees and contractors or damage to their property occurring in, on or about the Subleased Premises, except to the extent the same arises from the negligent acts or omissions of Sublandlord or any Sublandlord Indemnitee, (iv) the performance of any Alterations or arising from Sections 24.2 or 28.1 of this Sublease, or (v) Subtenant’s separate agreement(s) with Master Landlord for services or use of conduit space or other space in the Building or as otherwise described on Exhibit “D” attached hereto and incorporated herein. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity that would otherwise exist as to Subtenant and the indemnification obligations under this Article and shall not be limited in any way by restriction on the amount or type of damages, compensation or benefits payable by or for Subtenant under any worker’s compensation acts, disability benefit acts or other employee benefit acts. Subject to the waiver of subrogation provisions of this Sublease, if any action or proceeding shall be brought against Sublandlord Indemnitee by reason of any such claim as to which Subtenant is obligated to indemnify Sublandlord, Subtenant, upon notice from Sublandlord Indemnitee, at Subtenant’s expense, shall resist and defend such action or proceeding and employ counsel satisfactory to Sublandlord Indemnitee in Sublandlord Indemnitee’s reasonable discretion. Notwithstanding the foregoing, Sublandlord Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $5,000,000 or more, and Subtenant shall pay the reasonable fees and disbursements of such attorney. Subtenant shall pay to Sublandlord within twenty (20) business days after demand all sums which may be owing to Sublandlord by reason of this Article. Subtenant’s obligations under this Section shall survive the Sublease Expiration Date. Notwithstanding anything contained in this Section, Subtenant shall have no liability for any consequential damages suffered by Sublandlord, any Sublandlord Indemnitee or other party claiming by or through Sublandlord or any such Sublandlord Indemnitee except as provided in Section 23.1 of this Sublease.

          11.2 Anything in the Primary Lease Documents to the contrary notwithstanding, and subject to the waiver of subrogation provisions of this Sublease, Sublandlord shall indemnify Subtenant, its direct and indirect subsidiaries and affiliates and its respective officers, directors, shareholders and employees (individually and collectively, “Subtenant Indemnitee”) against and save them harmless from or arising out of (i) Sublandlord’s failure to perform any of the terms, covenants, conditions or agreements contained in or incorporated into this Sublease or the Overlease which, by the terms of this Sublease, Sublandlord is obligated to perform, except for defaults arising out of the acts or omissions of Subtenant, its agents, contractors, employees invitees or licensees, and (ii) any willful misconduct or gross negligence of Sublandlord, its employees, agents, contractors or invitees. Subject to the waiver of subrogation provisions of this Sublease, if any action or proceeding shall be brought against Subtenant Indemnitee by reason of any such claim as to which Sublandlord is obligated to indemnify Subtenant, Sublandlord, upon notice from Subtenant Indemnitee, at Sublandlord’s expense, shall resist and defend such action or proceeding and employ counsel satisfactory to Subtenant Indemnitee in Subtenant Indemnitee’s reasonable discretion. Notwithstanding the foregoing, Subtenant Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $5,000,000 or more, and Sublandlord shall pay the reasonable fees and disbursements of such attorney. Sublandlord shall pay to Subtenant within twenty (20) business days after demand all sums which may be owing to Subtenant by reason of this Section. Sublandlord’s obligations under this Section shall survive the Sublease Expiration Date. Notwithstanding anything contained in this Article, Sublandlord shall have no liability for any consequential damages suffered by Subtenant any Subtenant Indemnitee or other party claiming by or through Subtenant or any such Subtenant Indemnitee.

     ARTICLE 12. Consents.

          12.1 In addition to the provisions of Section 37.6 of the Master Lease as incorporated herein, if the consent or approval of Overlandlord, Master Landlord, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is required in any instance pursuant to the terms of the Overlease or the Master Lease and Overlandlord, Master Landlord, the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, provided Sublandlord timely performs any obligations it may have under this Sublease to request such consent, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval in such instance.

          12.2 The provisions of Section 23.4 of the Master Lease are incorporated herein by reference, provided that the party giving its statement of reasons for denying or withholding any requested approval or consent under this Sublease shall only be required to do so within a reasonable period of time after a written request therefor is received from the other party. Neither the form or content of any such statement shall in any way modify or change the provisions regarding consents and approvals contained in this Sublease and Section 37.6 of the Master Lease.

     ARTICLE 13. Termination of Overlease. Subject to any non-disturbance agreement given by Overlandlord or Master Landlord to Subtenant, if the Overlease is terminated by Overlandlord, Master Landlord or Sublandlord with respect to all or any portion of the Subleased Premises prior to the Sublease Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Subleased Premises, and (unless such termination of the Overlease shall be as a result of Sublandlord’s default thereunder or a voluntary termination of the Overlease or surrender of the Subleased Premises, other than a surrender of the Subleased Premises permitted under the Overlease with respect to a termination of the Overlease by reason of casualty to or condemnation of the Subleased Premises or the Building) Sublandlord shall not be liable to Subtenant by reason thereof, provided that in no event shall Sublandlord be liable to Subtenant for any loss, cost or expense incurred by Subtenant if Overlandlord or Master Landlord shall accept an attornment by Subtenant to Overlandlord or Master Landlord upon substantially the same (or more favorable to Subtenant) terms as provided in this Sublease; and provided further that in no event shall Sublandlord be liable for any special, consequential or punitive damage to Subtenant.

     ARTICLE 14. Sublease, Not Assignment. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Subleased Premises and not an assignment, in whole or in part, of Sublandlord’s interest in the Overlease.

     ARTICLE 15. Damage, Destruction, Fire and Other Casualty: Condemnation. Except as hereinafter specifically provided, the provisions of the Master Lease herein incorporated by reference shall not give Subtenant the right to terminate this Sublease as to all or any part of the Subleased Premises, or entitle Subtenant to an abatement of Fixed Rent, Escalation Charges, Additional Rent or any other item of Rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Overlease or is entitled to corresponding abatement with respect to its corresponding obligation under the Overlease. Sublandlord shall deliver to Subtenant all notices delivered to Sublandlord pursuant to Article 17 of the Overlease promptly after receipt thereof by Sublandlord. If Sublandlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease; provided, however, if the portion of the Subleased Premises remaining after termination of this Sublease for a portion of the Subleased Premises cannot reasonably be utilized by Subtenant for the conduct of its business, as determined in good faith by Subtenant, Subtenant may terminate this Sublease as to the remaining portion of the Subleased Premises upon ten (10) business days’ prior written notice to Sublandlord.

     ARTICLE 16. No Waivers. Failure by Sublandlord or Subtenant, as the case may be, in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant or Sublandlord, as the case may be, under this Sublease, or to exercise any election herein contained (except as otherwise provided herein), shall in no manner be or be deemed to be a waiver by Sublandlord or Subtenant, as the case may be, of any of Subtenant’s or Sublandlord’s, as the case may be, defaults or breaches hereunder or of any of Sublandlord’s or Subtenant’s, as the case may be, rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant’s or Sublandlord’s, as the case may be obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord’s right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

     ARTICLE 17. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, “communications”) shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or by certified mail, return receipt requested and posted in a United States post office station in the continental United States, or by a nationally recognized overnight delivery service for next business day delivery, addressed (i) to Subtenant at 677 Broadway, Albany, New York 12207, Attn: Counsel and (ii) to Sublandlord at 60 Wall Street, NYC60-3430, New York, New York 10005, Attn: Lease Administration, with a copy to Richard E. Strauss, Esq., Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019. All such communications shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed in the case of personal delivery, three (3) business days after the day so mailed at the United States post office and one (1) business day after the day given to a nationally recognized overnight delivery service for next business day delivery. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

     ARTICLE 18. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than CB Richard Ellis, Inc. (representing Sublandlord) and Cushman & Wakefield, Inc. (representing Subtenant) (collectively, the “Broker”), concerning the execution and delivery of this Sublease. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of its respective representations and warranties contained in this Article being untrue. Sublandlord shall pay any brokerage commissions due to the Broker pursuant to one or more separate agreement(s) between Sublandlord and the Broker. The provisions of this Article shall survive the expiration or earlier termination of the Sublease Term.

     ARTICLE 19. Condition of Subleased Premises. Except as otherwise specifically provided in this Sublease, no warranties or representations, expressed or implied, are made or intended to be made by Sublandlord in respect of the Subleased Premises or the Building systems or their physical condition, the uses to which they may be put, or any other matter pertaining thereto. Subtenant has inspected and is fully familiar with the Subleased Premises and Building systems, accepts the same “as is”, in their condition on the date hereof and Sublandlord shall have no obligation to perform any additions, alterations, maintenance, repairs, decoration or other work in or to the Subleased Premises to prepare them for Subtenant’s use or occupancy or for any other purpose. Notwithstanding anything to the contrary contained herein, Sublandlord shall, at its sole expense, remediate any hazardous materials, including asbestos, in the Subleased Premises to the extent necessary to deliver an ACP-5 form satisfactory to obtain necessary permits and approvals to perform Subtenant’s Work and furnish to Subtenant such ACP-5 form therefor, if Subtenant notifies Sublandlord thereof prior to commencement of Subtenant’s Work in the Subleased Premises. If the commencement or completion of Subtenant’s Work is delayed by reason of remediation of hazardous materials in accordance with the preceding sentence and Sublandlord receives an abatement against rent as to the Subleased Premises from Overlandlord for the period of such delay by reason of such remediation, then Subtenant shall be entitled to a corresponding abatement of Fixed Rent under this Sublease for the period of the abatement received by Sublandlord for the Subleased Premises.

     ARTICLE 20. Consent of Overlandlord and Master Landlord to Sublease.

          20.1 This Sublease is conditioned upon the written consent thereto by Master Landlord and, if required by Sublandlord, Overlandlord, which consent shall be evidenced by Overlandlord’s and Master Landlord’s signature appended hereto or one or more separate consent(s) in the standard form utilized by Overlandlord or Master Landlord for such purposes (collectively, the “Consents”). Sublandlord agrees promptly to request the Consents of Master Landlord and, if required by Sublandlord, Overlandlord, but Sublandlord shall have no responsibility or liability whatsoever if any of the Consents are refused or not obtained for any reason whatsoever or for no reason. Subtenant agrees to cooperate with Sublandlord with respect thereto and to furnish all financial statements, references and other data with respect to Subtenant as Overlandlord or Master Landlord may request in accordance with the provisions of the Overlease and the Master Lease and execute and deliver the Consents in the form provided by Overlandlord or Master Landlord or both. If Sublandlord shall not require the Consent of Overlandlord, it will give notice of this Sublease to Overlandlord and shall deliver to Overlandlord a duplicate original of this Sublease and a copy of Master Landlord’s Consent as required by the Overlease. In no event shall Sublandlord or Subtenant be obligated to make any payment to Overlandlord or Master Landlord in order to obtain the Consents or the consent to any provision hereof, other than as expressly set forth in the Overlease or to commence any litigation or other proceeding to obtain the Consents.

          20.2 In the event that Overlandlord or Master Landlord notifies Sublandlord that the consent of Master Landlord or, if required by Sublandlord, the consent of Overlandlord will not be given, Sublandlord will so notify Subtenant and this Sublease shall be deemed to be canceled and without force or effect. In the event that the previous sentence does not apply but Sublandlord does not receive the consent of Master Landlord and, if required by Sublandlord, the consent of Overlandlord by a date which is sixty (60) days after the date of this Sublease, then, upon written notice to the other, Sublandlord or Subtenant may cancel this Sublease, and upon the giving of such notice, this Sublease shall be deemed canceled and of no further force or effect. If either of the two (2) previous sentences shall be applicable, Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease and

Sublandlord shall promptly return to Subtenant any Rental heretofore paid hereunder. If neither Sublandlord nor Subtenant elects to cancel this Sublease pursuant to this paragraph, Subtenant shall be entitled to an abatement of Fixed Rent for each day after the expiration of such sixty (60) day period until such consent of Master Landlord and, if required by Sublandlord, the consent of Overlandlord are obtained, such abatement to be credited against the Fixed Rent payable commencing December 1, 2005.

     ARTICLE 21. Assignment, Subletting and Mortgaging.

          21.1 Subtenant shall not, whether voluntarily, involuntarily or by operation of law, in any manner or by reason of any act or omission on the part of Subtenant or any party acting by or through Subtenant (a) assign or otherwise transfer this Sublease or the term or estate hereby granted, nor (b) sublet or underlet all or any part of the Subleased Premises, nor (c) permit the Subleased Premises or any desk space therein to be occupied by any person(s) other than Subtenant or its employees, nor (d) mortgage, pledge or encumber this Sublease or all or part of the Subleased Premises without first obtaining:

               (i) Overlandlord’s consent or Master Landlord’s consent or both, if required, and all other required consents to such assignment or subletting as set forth in and pursuant to the terms of the Primary Lease Documents, and

               (ii) except as provided in Sections 21.3 and 21.4 hereof, Sublandlord’s consent.

Notwithstanding anything contained in this Section, in the event Subtenant desires Sublandlord’s consent to an assignment of this Sublease or an underletting of all or part of the Subleased Premises, Subtenant by notice in writing shall notify Sublandlord of the name of the proposed assignee or undertenant, furnish such information as to the proposed assignee’s or undertenant’s financial responsibility and standing as Sublandlord may reasonably require and advise Sublandlord of all of the material terms and provisions contained in the proposed assignment or underlease, and furnish such other information and documents to Sublandlord as would be required under the Primary Lease Documents upon a proposed subletting or assignment by the tenant thereunder.

          21.2 Sublandlord covenants not to unreasonably withhold, condition or delay its consent to a proposed assignment or underletting by Subtenant of the Subleased Premises to the proposed assignee or undertenant on the terms and provisions set forth in the notice to Sublandlord referred to in this Article; provided, however, that Sublandlord shall not in any event be obligated to consent to any such proposed assignment or underletting unless:

               (i) the proposed assignee or undertenant has adequate financial net worth and credit considering the responsibilities involved and is engaged in a business permitted pursuant to the terms of this Sublease;

               (ii) the proposed assignee or undertenant is, in Sublandlord’s reasonable judgment, a reputable party;

               (iii) there shall be no monetary or material non-monetary default by Subtenant under any of the terms, covenants and conditions of this Sublease at the time that Sublandlord’s consent to any such assignment or underletting is requested and on the effective date of the assignment or the proposed underlease;

               (iv) Subtenant shall reimburse Sublandlord for any reasonable expenses that may be incurred by Sublandlord in connection with the proposed assignment or underlease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or undertenant, any amounts payable under the Overlease and Master Lease as a result of such actual or proposed assignment or underletting and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or underlease;

               (v) any such assignee or sub-subtenant shall consent, in writing, to the exclusive jurisdiction of the courts of New York State and the Federal courts located in the County of New York, State of New York; and

               (vi) Subtenant and such assignee shall be jointly and severally liable for all obligations to be performed thereafter under this Sublease.

          21.3 Notwithstanding anything to the contrary in this Article, provided First Albany Capital, Inc. is the subtenant hereunder and subject to the terms and conditions hereinafter set forth, Subtenant shall have the right upon notice to Sublandlord, but not contingent upon the consent of Sublandlord, to sub-sublet all or any portion of the Subleased Premises or to assign this Sublease to a “Subtenant Related Entity”, which shall mean a corporation, partnership, limited liability company or other entity which shall have at least fifty-one percent (51%) of the voting securities or equity interests of such sub-subtenant or assignee, directly or indirectly, owned, beneficially or of record, by First Albany Capital, Inc. or First Albany Companies, Inc. and management of which shall be controlled, directly or indirectly, by First Albany Capital, Inc. or First Albany Companies, Inc. (provided First Albany Companies, Inc. owns at least 51% of the voting securities and other equity interests of First Albany Capital, Inc., and controls its management). Any permitted subletting or assignment to a Subtenant Related Entity shall be upon the condition that (i) Overlandlord’s consent or Master Landlord’s consent or both, as required, and all other required consents to such assignment or subletting as set forth in and pursuant to the terms of the Primary Lease Documents and the Consents are obtained and delivered to Sublandlord prior to the commencement date of any such sublease or assignment; (ii) any such assignee or sub-subtenant shall use the Subleased Premises or such portion thereof only as permitted under this Sublease, (iii) such Subtenant Related Entity shall be of a character, be engaged in a business, and propose to use the Subleased Premises in a manner in keeping with the standards of the other tenancies in the Building, and (iv) any such assignee or sub-subtenant shall consent, in writing, to the exclusive jurisdiction of the courts of New York State and the Federal courts located in the County of New York, State of New York. Subtenant shall, within ten (10) business days after execution thereof, deliver to Sublandlord, (A) if an assignment, instruments, duly executed by the assignee and Subtenant, in which such assignee shall assume the observance and performance of, and agree to be personally bound by, all of the obligations of Subtenant under this Sublease, (B) if a sub-sublease, a duplicate original sub-sublease, duly executed by Subtenant and the sub-subtenant and (C) a copy of Overlandlord’s and Master Landlord’s written consent to such assignment or sub-sublease, to the extent required under the Primary Lease Documents and the Consents.

          21.4 Notwithstanding anything contained in this Section to the contrary, Subtenant shall have the right, without Sublandlord’s consent but otherwise subject to the provisions of this Sublease, the Overlease and the Master Lease, to assign this Sublease or sub-sublet the Subleased Premises or any portion thereof to any entity (a) into which or with which Subtenant is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation, provided that by operation of law or by the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, or (b) which is purchaser of all or substantially all of Subtenant’s assets (provided such purchaser shall have assumed all or substantially all of Subtenant’s liabilities including those under this Sublease) (each a “Successor”), provided that no monetary or material non-monetary default shall have occurred and be continuing and further provided that, in either case, such transaction be for a valid corporate purpose and not to circumvent the other provisions of this Sublease, and immediately after giving effect thereto, the Successor shall have a net worth, as determined in accordance with generally accepted accounting principles, at least equal to the net worth, similarly determined, of Subtenant immediately prior to such transaction. Subtenant and such Successor shall be jointly and severally liable for all obligations to be performed thereafter under this Sublease. Notice of such assignment or sub-sublease shall be given to Sublandlord within ten (10) business days after the effective date thereof.

          21.5 Any permitted subletting shall end no later than one (1) day before the Sublease Expiration Date and shall not be for a term of less than one (1) year. Subtenant shall reimburse Overlandlord, Master Landlord and Sublandlord within five (5) business days after notice for any reasonable costs that may be incurred by any of them in connection with any permitted assignment or sublease, including, without being limited to, any processing fees payable to Overlandlord or Master Landlord or both (and, if Sublandlord’s consent is required hereunder, Sublandlord’s) reasonable attorneys’ fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant.

          21.6 If this Sublease be assigned or if the Subleased Premises be sub-sublet (whether or not Sublandlord, Overlandlord or Master Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or sub-subletting or collection of rent shall be deemed a waiver of the covenant set forth in this Article, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord, Overlandlord or Master Landlord to an assignment, sale, pledge, transfer, mortgage or sub-subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease, any of the Primary Lease Documents or the Consents, of Sublandlord, Overlandlord or Master Landlord to any further assignment, sale, pledge, transfer, mortgage or sub-subletting.

          21.7 Except as set forth above, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock) of a controlling interest in the shares of Subtenant (if Subtenant is a corporation, other than a professional corporation, or trust) or a transfer of a majority of the total interest in Subtenant (if Subtenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Sublease and shall be subject to all of the provisions of this Sublease, including, without limitation, the requirements that Subtenant obtain Sublandlord’s prior consent thereto. The transfer of shares of Subtenant (if Subtenant is a corporation or trust) for purposes of this Section shall not include the sale of shares by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the “over-the-counter market” or through any recognized stock exchange.

          21.8 Sublandlord shall be entitled to receive from Subtenant (as and when received by Subtenant) as an item of additional rent, fifty percent (50%) of all amounts received by Subtenant from any sub-subtenant or assignee in excess of the amounts payable by Subtenant to Sublandlord hereunder (hereinafter the “Transfer Premium”), as and when paid by such assignee or undertenant. The Transfer Premium shall be reduced by the reasonable transaction costs actually paid by Subtenant in order to assign this Sublease or to sub-sublet a portion of the Subleased Premises, provided that Subtenant provides Sublandlord with a detailed breakdown of all transaction costs associated with such assignment or subletting at the time Subtenant obtains Sublandlord’s consent and Sublandlord consents to such costs, which consent shall not be unreasonably withheld, conditioned or delayed (Sublandlord acknowledges that the following may constitute transaction costs: work allowances, alteration expenses, advertising costs, brokerage fees and legal fees reasonably incurred by Subtenant). “Transfer Premium” shall include all fixed rent, escalation charges, other additional rent or other consideration of any type whatsoever payable by the assignee or sub-subtenant in excess of the Fixed Rent, Escalation Charges and other Additional Rent payable by Subtenant under this Sublease. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the assignee or sub-subtenant to Subtenant in connection with such assignment or sub-subletting, and any payment in excess of fair market value for services rendered by Subtenant to the assignee or sub-subtenant or for physical assets, fixtures, inventory, equipment, or furniture transferred by Subtenant to the assignee or sub-subtenant in connection with therewith. For purposes of calculating the Transfer Premium, expenses will be amortized on a straight line basis over the term of the Sublease commencing from its rent commencement date and deducted from any assignment proceeds or the sublet rents.

     ARTICLE 22. Insurance.

          22.1 Subtenant shall not violate, or permit the violation of, any order, rule or regulation of any Board of Fire Underwriters or similar organization having jurisdiction over the Master Premises, the Overlease Premises or the Subleased Premises, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Subleased Premises which would increase the fire or other casualty insurance rate on the Building or the Subleased Premises or the property therein over the rate which would otherwise then be in effect (unless Subtenant pays the resulting increased amount of the premium as provided in this Article) or which would result in insurance companies of good standing refusing to insure the Subleased Premises in amounts and at normal rates satisfactory to Overlandlord or Sublandlord. However,

Subtenant shall not be subject to any liability or obligation under this Article by reason of the use of the Subleased Premises for the purposes permitted under this Sublease, provided such use is otherwise in accordance with the terms of this Sublease, the Primary Lease Documents, the Consents and applicable law.

          22.2 If, by reason of any act or omission on the part of Subtenant, the rate of fire insurance with extended coverage on the Subleased Premises or equipment or other property of Overlandlord or Sublandlord shall be higher than it otherwise would be, Subtenant shall reimburse Overlandlord or Sublandlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Overlandlord or Sublandlord, because of such act or omission on the part of Subtenant, which sum shall be deemed to be additional rent and in each instance collectible on the first day of any month following the date of notice to Subtenant in the same manner as though it were Rental originally reserved hereunder.

          22.3 In the event that any dispute should arise between Sublandlord and Subtenant concerning rates, a schedule or make up of rates for the Subleased Premises issued by any fire insurance rating organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

          22.4 Subtenant shall obtain and keep in full force and effect during the term of this Sublease at its own cost and expense each of the types of insurance described on Exhibit “B” hereto and in such amounts stated thereon (or in such greater amounts as Sublandlord may from time to time reasonably require), protecting Overlandlord, Master Landlord, Sublandlord, their respective subsidiaries and affiliates and Subtenant as insureds, against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Subleased Premises. Said insurance is to be written on a form reasonably satisfactory to Sublandlord by good and solvent insurance companies and otherwise in accordance with Exhibit “B”. Subtenant shall pay all premiums and charges therefor and upon failure to do so Sublandlord may, but shall not be obligated to, make such payments, and in such latter event Subtenant agrees to pay the amount thereof to Sublandlord on demand and said sum shall be deemed to be additional rent and in each instance collectible on the first day of any month following the date of notice to Subtenant in the same manner as though it were Rental originally reserved hereunder. Commencing on the Commencement Date, the original insurance policies or appropriate certificates shall be deposited with Sublandlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of Sublandlord, Overlandlord and Master Landlord during the Sublease Term. In the event Subtenant shall fail to procure and place such insurance, Sublandlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Subtenant to Sublandlord, upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Sublandlord, in the same manner as though said sums were Rental reserved hereunder.

          22.5 Each party agrees to include in each of its insurance policies (insuring Sublandlord’s property interests therein and rental value thereof in the case of Sublandlord, and insuring Subtenant’s property and business interest in the Subleased Premises (business interruption insurance) in the case of Subtenant, against loss, damage, or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer’s additional charge therefor, such waiver, agreement or permission shall be included in the policy or the other party shall be named as an additional insured in the policy. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least thirty (30) days’ prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured. Any failure by Subtenant, if named as additional insured, promptly to endorse to the order of Sublandlord any instrument for the payment of money under or with respect to the policy of which Subtenant is the owner or original or primary insured, shall be deemed a default under this Sublease.

          22.6 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Sublease and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in this Article. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Sublease to make replacement, repair or restoration or payment. then provided the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

          22.7 The waiver of subrogation or permission for release referred to in this Article shall extend to the agents of each party and its and their employees and, in the case of Subtenant, shall also extend to all other persons and entities occupying, using or visiting the Subleased Premises in accordance with the terms of the Sublease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge and such party shall provide a like waiver to Sublandlord). The releases provided for in this Article shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them.

     ARTICLE 23. End of Term.

          23.1 Upon the expiration or earlier termination of this Sublease, Subtenant shall quit and surrender to Sublandlord the Subleased Premises vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Subtenant is not responsible under the terms of this Sublease excepted, and Subtenant shall, (i) to the extent required by Overlandlord or Master Landlord or both pursuant to the terms of the Primary Lease Documents; or (ii) to the extent required by Sublandlord, in its sole discretion, in the event this Sublease is terminated as a result of a default by Subtenant hereunder, at Subtenant’s sole cost and expense, remove all of its property and all Alterations (as defined in Article 27 hereof) including Subtenant’s Work and all Non-Structural Alterations (as defined in Article 27 hereof) made or installed by Subtenant and shall repair any damage caused by any such removal. If at the time Subtenant requests Sublandlord’s consent to Subtenant’s Work (and such consent is required), Subtenant also requests Sublandlord to designate the portions of Subtenant’s Work which must be removed pursuant to this Section, Sublandlord shall make that designation on the date Sublandlord gives its consent to Subtenant’s Work and Subtenant shall not be obligated to remove the portions of Subtenant’s Work not designated unless the same is required by Overlandlord or Master Landlord or both pursuant to notice thereof, given at any time prior to the expiration or termination of the Sublease Term, in accordance with the terms of the Primary Lease Documents or by Sublandlord pursuant to clause (ii) of the preceding sentence. Subtenant expressly waives, for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under the provisions of Article 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Sublandlord may institute to enforce the foregoing provisions of this Article. The obligations of Subtenant under this Article shall survive the expiration or sooner termination of the Sublease Term. Notwithstanding the foregoing, if the Subleased Premises are not vacated and surrendered in such condition at the Sublease Expiration Date, Subtenant shall and hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses, expenses or damages, including, without limitation, attorneys’ fees and disbursements, arising out of or resulting from any delay by Subtenant in so surrendering the Subleased Premises, or any portion thereof, including, without limitation, any amounts payable by Sublandlord to Overlandlord or Master Landlord pursuant to the Primary Lease Documents in respect of the Overlease Premises by reason thereof. In the event Subtenant remains in possession of the Subleased Premises, or any portion thereof, after the Sublease Expiration Date, the parties recognize and agree that the damage to Sublandlord resulting therefrom will be substantial and will exceed the amount of the monthly installments of the rent payable hereunder. Subtenant therefore agrees that in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant, at the option of Sublandlord, shall be deemed to be occupying the Subleased Premises as a subtenant from month-to-month, at a monthly rental equal to one and one-quarter (1 1/4) times (x) the monthly Fixed Rent and Additional Rent and other Rental payable during the last month of the scheduled term hereof or (y) the fair market value for the Subleased Premises, whichever is greater, subject to all of the other terms of this Sublease and the Primary Lease Documents insofar as the same are applicable to a month-to-month tenancy. The provisions of the preceding sentence shall not be construed to limit any other rights or remedies which might be available to Sublandlord as a result of Subtenant’s failure to surrender possession of the Subleased Premises or any portion thereof on the Sublease Expiration Date, including, without limitation, prosecuting a holdover or su mmary dispossess proceeding.

          23.2 Except as otherwise provided in this Article, all fixtures and installations (other than any items which would qualify as Subtenant’s Property under the Master Lease) installed in the Subleased Premises at any time either by Subtenant or by Sublandlord on

Subtenant’s behalf shall, upon installation, become the property of Overlandlord and shall remain upon and be surrendered with the Subleased Premises upon the expiration or earlier termination of this Sublease.

          23.3 Notwithstanding anything to the contrary in this Sublease, if the Sublease Term expires at or about the date of the expiration of the Overlease, and if Sublandlord is required under or pursuant to the terms of the Overlease to remove any Alterations (as defined in the Overlease) performed prior to the Commencement Date, Subtenant shall permit Sublandlord to enter the Subleased Premises for a reasonable period of time prior to the expiration of the Sublease, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing such Alterations (as defined in the Overlease) and restoring the Subleased Premises as required of Sublandlord.

     ARTICLE 24. Heating, Ventilation and Air Conditioning.

          24.1 All heating, ventilation and air conditioning (“HVAC”) service is to be furnished by Master Landlord pursuant to the terms, conditions and standards contained in the Primary Lease Documents, and Sublandlord shall not be responsible for interruptions, stoppages or changes in the quality or quantity of such HVAC service. Any overtime HVAC service shall be requested from Master Landlord by reasonable prior notice to Sublandlord or such other direct access arrangement acceptable to Master Landlord, Overlandlord and Sublandlord, provided that Subtenant pays all charges imposed therefor under the Primary Lease Documents as additional rent hereunder upon demand by Sublandlord. Subtenant shall be responsible for the maintenance repair and replacement of all ducts, air handling equipment and related facilities located within and serving the Subleased Premises. Sublandlord shall have no obligation to supply Subtenant with any supplemental HVAC service or to provide Subtenant with any condenser water or “tap-ins” to the Building’s condenser water system; provided that Subtenant may use any supplemental air-conditioning equipment existing in the Subleased Premises on the Commencement Date (without representation or warranty by Sublandlord, express or implied) and that Subtenant is obligated for the costs associated with any condenser water incurred in connection with servicing the Subleased Premises and shall pay Sublandlord the charges therefor incurred by Sublandlord within ten (10) business days after demand.

          24.2 Sublandlord shall reasonably cooperate with Subtenant, at Subtenant’s sole cost and expense, to request tap-ins to Master Landlord’s condenser water system or obtain any condenser water and/or chilled air from Master Landlord for Subtenant’s supplemental air conditioning equipment or utilization of a roof top, separate condenser water tank, in addition to condenser or chilled water available to Sublandlord for the Overlease Premises as of the date hereof, provided that any such requests would not result in a reduction in the quantity, or increase the cost of, tap-ins, condenser water or chilled air provided by Master Landlord to the Overlease Premises or to any subtenant or other occupant of the Overlease Premises as of the date hereof; and, provided further, such requests shall not be obtained pursuant to the Overlease or Master Lease and Overlandlord and Master Landlord shall so agree and further agree that Sublandlord shall have no liability therefor, for the payment of any charges therefor, for the removal or restoration thereof at the expiration or earlier termination of the Overlease or Sublease or for any damages or liability related to such tap-ins, condenser water or chilled air or any work or equipment associated therewith. Notwithstanding the foregoing, Subtenant shall be entitled to Subtenant’s Proportionate Share of all HVAC service provided by Master Landlord to the Overlease Premises in accordance with, and subject to, the terms of the Primary Lease Documents. Any and all such tap-ins or condenser water installations shall be deemed to be an Alteration hereunder and shall be performed at Subtenant’s sole cost and expense. Nothing contained herein shall constitute a representation or warranty by Sublandlord as to whether, or the extent to which, any such condenser water installations or tap-ins may be available from Master Landlord. If such tap-ins, condenser water or chilled air installations is made available to Subtenant, Sublandlord and Subtenant shall execute an amendment to this Sublease which incorporates the terms and conditions agreed to by Master Landlord, Overlandlord and Sublandlord with respect thereto. Subtenant represents that, as of the date hereof, Subtenant is seeking to enter into a separate agreement with Master Landlord concerning the matters set forth in an email correspondence dated March 31, 2005 between the general manager of Equity Office Properties, as agent for Master Landlord, and Subtenant’s real estate broker, as agent for Subtenant attached hereto and made a part hereof as Exhibit “D”. Sublandlord does not object to Subtenant entering into such separate agreement with Master Landlord, provided that such agreement is in accordance with the provisions above. Unless otherwise agreed to in writing by Master Landlord, Overlandlord and Sublandlord, Subtenant shall disconnect any and all tap-ins installed by Subtenant pursuant to the terms of this Article and repair any damage caused thereby prior to the Sublease Expiration Date.

     ARTICLE 25. Subtenant’s Work.

          25.1 Subtenant shall furnish and install or cause to be furnished and installed Subtenant’s Work (as hereinafter defined) in accordance with the provisions of this Sublease and applicable provisions of the Primary Lease Documents. In addition to any requirements with respect to alterations under the Primary Lease Documents, Subtenant shall, at Subtenant’s cost and expense, (a) cause a licensed architect reasonably satisfactory to Sublandlord (“Subtenant’s Architect”) to prepare architectural working drawings and specifications, and cause a licensed professional engineer reasonably satisfactory to Sublandlord (“Subtenant’s Engineer”) to prepare engineering working drawings and specifications, for demolition of existing improvements in and to the Subleased Premises and all items of work and equipment, proposed to be completed as part of Subtenant’s installation to demolish the existing tenant installations and to prepare the Subleased Premises for Subtenant’s initial occupancy (“Subtenant’s Work”), and (b) submit said plans and specifications to Sublandlord for Sublandlord’s, Overlandlord’s and Master Landlord’s approval as hereinafter provided. The architectural and engineering working drawings and specifications for Subtenant’s Work caused to be prepared by Subtenant pursuant to this Article and any changes therein permitted under this Sublease which are approved by Sublandlord, Overlandlord and Master Landlord are herein referred to as “Subtenant’s Plans”. Subtenant shall cause Subtenant’s Plans to comply with all legal requirements. and insurance requirements herein.

          25.2 Sublandlord shall approve or disapprove each portion of Subtenant’s Plans which Sublandlord has the right to disapprove pursuant to this Section 25.2 within ten (10) business days after the receipt of such portion of Subtenant’s Plans (which approval shall not be unreasonably withheld or conditioned); if Sublandlord disapproves any portion of Subtenant’s Plans, its notice of disapproval shall set forth in reasonable detail the reasons for such disapproval. In the event of Sublandlord’s disapproval, Subtenant shall have the right to resubmit Subtenant’s Plans, revised to comply with Sublandlord’s objections. Failure to approve or disapprove of Subtenant’s Plans within said ten (10) business day period (or within five (5) business days in the case of resubmitted plans which are merely refinements to previously submitted plans) shall constitute an approval by Sublandlord of such Subtenant’s Plans (or revised, resubmitted plans) if together with Subtenant’s request for approval it notifies Sublandlord that Sublandlord has the right to disapprove pursuant to this Section 25.2 and requests its approval, but such deemed approval shall not relieve Subtenant of its obligation to obtain, as a condition to proceeding with Subtenant’s Work hereunder, Overlandlord’s and Master Landlord’s prior written consent thereto in accordance with the applicable terms of the Primary Lease Documents. No approval by Sublandlord of Subtenant’s Plans shall in any way be deemed to be an agreement, acknowledgement or representation by Sublandlord that the work contemplated thereby complies with any legal or insurance requirements or that Subtenant’s Plans will be approved by Overlandlord or Master Landlord or both, the Department of Buildings of the City of New York or any other governmental agency having jurisdiction thereover. Notwithstanding the foregoing, Sublandlord shall not have the right to disapprove Subtenant’s Plans if they are approved by Master Landlord and Overlandlord, provided that Subtenant’s Plans shall not include alterations in the Subleased Premises which are vaults, penetrations of the ceiling or floor slabs, cafeterias, kitchens, bathrooms installed by Subtenant or raised computer floors or any alteration as to which Master Landlord or Overlandlord may impose an obligation on Sublandlord to remove or restore at the expiration or earlier termination of the Overlease. Sublandlord shall give Subtenant copies of any such plans at least ten (10) business days prior to commencing the work, even if Sublandlord’s approval is not requested pursuant to this Section 25.2, if good construction practice requires the preparation of plans and specifications for such work (or a reasonably detailed written description of such work, if plans and specifications are not so required).

          25.3 Subtenant’s Work shall be performed by a general contractor or construction manager selected by Subtenant and reasonably satisfactory to Overlandlord and Master Landlord (“Subtenant’s Construction Manager”). Subtenant shall pay Sublandlord’s reasonable out-of-pocket costs in connection with the review of Subtenant’s Plans, including such costs payable to Master Landlord and Overlandlord in connection therewith.

          25.4 Subtenant’s Work shall be diligently performed in a good and workmanlike manner, using new materials and equipment, in accordance with Subtenant’s Plans as approved by Sublandlord (to the extent required by Section 25.2), Overlandlord and Master Landlord, legal requirements and insurance requirements. Subtenant shall deliver to Sublandlord prior to commencement of Subtenant’s Work, (i) the most recent financial statement of Subtenant’s Construction Manager, (ii) evidence that Subtenant’s Construction Manager has had at least five years’ experience in construction management in Manhattan and (iii) a proposed budget of Subtenant’s Work. Subtenant shall deliver to Sublandlord revised budgets from time to time during the course of Subtenant’s Work. Subtenant’s Construction Manager shall not commence Subtenant’s Work in any portion of the Subleased Premises prior to the Commencement Date. In performing Subtenant’s Work, Subtenant shall comply, and cause Subtenant’s Construction Manager to comply, with Master Landlord’s rules and regulations as well as all reasonable procedures prescribed by Sublandlord, Overlandlord and Master Landlord. Subtenant shall cause Subtenant’s Construction Manager to use labor compatible with the labor performing any work in the Building, and shall cause Subtenant’s Construction Manager and such laborers to comply with Overlandlord’s, Master Landlord’s and Sublandlord’s security and site safety programs, if any, and to conduct themselves in a safe and clean manner. Subtenant shall not permit any union conflict to arise in connection with Subtenant’s Work. No fixtures, materials or equipment shall be incorporated in the Subleased Premises in connection with the performance of Subtenant’s Work which is subject to any security interest, lien, charge, mortgage or other encumbrance. Subtenant shall deliver to Sublandlord promptly after substantial completion of Subtenant’s Work, scaled and dimensioned copies of “as-built” plans for Subtenant’s Work prepared and certified by Subtenant’s Architect and electronic CADD drawings of the same (and, if required by Overlandlord, reproducible mylars).

          25.5 Sublandlord agrees to reimburse Subtenant up to a maximum amount of Two Million Five Hundred and Four Thousand Dollars ($2,504,000) (“Sublandlord’s Commitment”) on account of the cost of Subtenant’s Work (excluding the telephones and other communication equipment) performed in accordance with the provisions of this Sublease. Sublandlord’s Commitment shall be payable in the manner hereinafter provided. Subtenant agrees to pay promptly and in full the amount by which the cost of Subtenant’s Work exceeds Sublandlord’s Commitment.

          25.6 It shall be a condition precedent to each payment by Sublandlord of Sublandlord’s Commitment that Subtenant shall have submitted to Sublandlord written requisitions therefor, each in an amount not less than $100,000.00 (except for the final payment), signed by Subtenant (together with a certificate from Subtenant’s supervising architect and Subtenant’s general contractor on AIA forms G702 and G703 in regard to any such work under their supervision), such requisition by Subtenant to state that with respect to the amount sought by each such requisition:

               (a) all work performed to the date of such requisition is in compliance with all legal requirements, including, without limitation, the New York City Department of Buildings, and with all the terms and provisions of this Sublease,

               (b) such amount represents, in the aggregate, work actually furnished and in place at the Subleased Premises or services actually rendered and the reasonable value of such work, material or services is not less than the amount stated in the requisition,

               (c) such amount does not, in whole or in part, represent work, services or materials for which a prior requisition has been made or for which Subtenant has been paid out of funds obtained on a prior requisition,

               (d) all contractors, subcontractors, materialmen or others who have performed work or furnished services or materials in connection with Subtenant’s Work have been paid by Subtenant in full (less, with respect to construction costs, customary retainage of not less than ten percent (10%)) for all work performed and materials or services furnished up to the date of such requisition, attached to which certificate shall be lien waivers evidencing and acknowledging all such payments,

               (e) a certificate from Subtenant’s architect setting forth such architect’s good faith estimate of the total cost of Subtenant’s Work (including, without limitation, the soft costs) (the “Total Cost”) and the remaining cost to complete Subtenant’s Work (including, without limitation, the soft costs) (the “Remaining Cost”) which Total Cost and Remaining Cost shall be subject to Sublandlord’s verification thereof and which Total Cost and Remaining Cost shall be adjusted from time to time as such Total Cost and Remaining Cost changes, and

               (f) Subtenant shall further certify that: (i) there are no mechanics’ liens or orders for the payment of money against the Building or Subleased Premises arising out of Subtenant’s Work, and (ii) there is no monetary or material non-monetary default under this Sublease.

Subtenant shall furnish to Sublandlord with such requisition proof reasonably satisfactory to Sublandlord that Subtenant shall have complied with the payment requirements of subsection (d) above, including, without limitation, invoices, vouchers, bills, statements, lien waivers and/or receipts of the person or entities performing the work, furnishing the materials or rendering the services covered by the requisition, or photostatic copies thereof (other than materialmen with whom Subtenant has not directly contracted).

          25.7 Notwithstanding anything to the contrary contained in Section 25.6:

               (a) Sublandlord shall be under no obligation to make any payment hereunder if there exists a monetary or material non-monetary default by Subtenant in any of the terms, covenants, conditions or agreements on Subtenant’s part to be performed or observed under or relating to this Sublease, until such default is cured by Subtenant;

               (b) Sublandlord shall make disbursements of Sublandlord’s Commitment to Subtenant from time to time, within twenty (20) business days after final receipt of each requisition submitted with required materials included in compliance with in Section 25.6, but in no event more frequently than once per calendar month.

               (c) Sublandlord shall not be obligated to disburse any portion of Sublandlord’s Commitment unless and until the Remaining Cost as adjusted from time to time and verified by Sublandlord pursuant hereto shall equal or be less than Sublandlord’s Commitment which has not been disbursed pursuant to this Section.

               (d) Sublandlord’s obligation to disburse the final ten (10%) percent of Sublandlord’s Commitment to Subtenant pursuant to this Section 25 shall also be subject to satisfaction of the following additional conditions: within thirty (30) days after completion of the Subtenant’s Work, Subtenant shall deliver to Sublandlord (A) general releases and waivers of lien from all contractors, subcontractors and materialmen (but same shall not be required from materialmen with whom Subtenant has not directly contracted) involved in the performance of the Subtenant’s Work and the materials furnished in connection therewith, (B) a certificate or “sign-off” of the New York City Department of Buildings to the effect that after an inspection by the New York City Department of Buildings and each other applicable governmental authority that Subtenant’s Work complies with the rules and regulations of the New York City Department of Buildings, and (C) a certificate from Subtenant’s independent architect certifying that (i) the Subtenant’s Work has been completed in accordance with this Sublease, all legal requirements and the plans and specifications therefor approved by Sublandlord and (ii) all contractors, subcontractors and materialmen have been paid for Subtenant’s Work and materials furnished through such date.

               (e) If within one (1) year after the Commencement Date, Sublandlord’s Commitment has not been completely requisitioned in accordance with the provisions of this Section, then, notwithstanding the provisions of this Section 25.7 and notwithstanding Subtenant’s further requisitions therefor, Sublandlord shall not be required to make any further disbursements pursuant to this Section 25.7.

          25.8 It is expressly understood and agreed that Subtenant shall expeditiously complete, at its sole cost and expense, Subtenant’s Work, whether or not Sublandlord’s Commitment is sufficient to fund such completion and notwithstanding the provisions of this Article. Any costs to complete Subtenant’s Work in excess of Sublandlord’s Commitment shall be the sole responsibility and obligation of Subtenant.

          25.9 Subtenant shall, at its cost and expense, file Subtenant’s Plans (if required) with the Department of Buildings of the City of New York and any other governmental authority having jurisdiction thereover and take whatever action is necessary to obtain and maintain all necessary permits, authorizations and approvals from such Department and such other governmental authorities for Subtenant’s Work, and Subtenant shall deliver copies of all of such permits, authorizations and approvals to Sublandlord.

          25.10 Notwithstanding anything to the contrary in this Article, if (a) Subtenant fails to remedy within five (5) days after notice and demand any failure to (i) pay any amount required to be paid under this Article when such amount is due or (ii) maintain the insurance required to be maintained hereunder or (b) Subtenant fails to perform its other obligations in accordance with this Article within fifteen (15) days after notice and demand (or such longer period as may be required if such failure cannot be cured within such fifteen (15) day period, provided Subtenant commences to cure such failure within such fifteen (15) day period and thereafter diligently proceeds to cure same), or (c) any monetary default under this Sublease continues beyond the applicable grace period, then, in any such event, at Sublandlord’s option, Sublandlord may do all or any of the following: (1) Sublandlord may proceed with all of its rights and remedies provided in this Sublease for a default by Subtenant, (2) Sublandlord shall not be required to pay or credit any sums to be paid or credited as part of Sublandlord’s Commitment hereunder, and/or (3) Sublandlord may terminate this Sublease without liability therefor, in which latter event Subtenant shall remain liable to Sublandlord for the damages provided for hereunder. Sublandlord shall not be required to pay to Subtenant or give Subtenant credit for any portion of Sublandlord’s Commitment while Subtenant is in default hereunder beyond any applicable grace period. If Sublandlord shall terminate this Sublease under this Article or any other applicable provision of this Sublease, then, in addition to all of Sublandlord’s rights and remedies provided for in this Sublease, Subtenant shall assign all of its rights to Subtenant’s Plans to Sublandlord and Subtenant shall no longer be entitled to the then outstanding balance of Sublandlord’s Commitment and Sublandlord shall have no further obligation at any time to pay to Subtenant or give Subtenant credit for the amount of such balance.

     ARTICLE 26. Compliance with Legal Requirements and Sublandlord’s Rules and Regulations.

          26.1 Subtenant, at its sole cost and expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Subtenant’s use and occupancy of the Subleased Premises, Subtenant’s Work and any Alterations (hereinafter defined) which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction over the Master Premises, the Overlease Premises, the Subleased Premises. Subtenant shall defend, indemnify and hold harmless Sublandlord from and against any and all mechanics’ and other liens and conditional bills of sale and chattel mortgage or any action or proceeding brought thereon. Subtenant shall procure the release, satisfaction or discharge of all such liens within twenty (20) days. If Subtenant shall fail to cause any such lien to be discharged, Sublandlord may discharge the same at Subtenant’s sole cost and expense.

          26.2 Subtenant acknowledges that the Building is open for business to the public; therefore, any heavy construction in the Subleased Premises which produces unusually loud or obnoxious noises must be performed during non-business hours or at any other times as may be prescribed by Master Landlord, Overlandlord or Sublandlord in their reasonable discretion. In addition, Subtenant agrees that in performing Subtenant’s Work it shall not use any hazardous materials in a way that: (i) is in violation of any legal requirements; (ii) is contrary to standard construction procedures; (iii) gives off noxious odors that will infiltrate the ventilation system at the Subleased Premises; (iv) violates any rules and regulations regarding alteration work in the Building imposed by Master Landlord.

          26.3 Neither Subtenant nor any agent or contractor of Subtenant shall have any power or authority to do any act or things or to make any contract or agreement which would bind Sublandlord or which may create or be the foundation for any mechanic’s lien or other lien or claim upon or against this Sublease or Sublandlord’s interest therein or Sublandlord’s interest in the Overlease Premises.

     ARTICLE 27. Alterations.

          27.1 Subtenant shall not make any changes, decorations, alterations, repairs or improvements to all or any portion of the Subleased Premises (“Alterations”) other than Subtenant’s Work, which shall be governed by the consent provisions contained in Article 25 hereof, without first obtaining the prior written consent of (i) Sublandlord, not to be unreasonably withheld, conditioned or delayed except to the extent Sublandlord does not have the right to disapprove Subtenant’s Plans therefor pursuant to Section 25.2; and (ii) Overlandlord and Master Landlord, to the extent required under the Primary Lease Documents. Notwithstanding the foregoing, Sublandlord’s consent shall not be required for Alterations which are non-structural in nature, do not affect any of Overlandlord’s, Master Landlord’s or Sublandlord’s (or any of their tenants’ or subtenants’) electrical, plumbing, HVAC or security systems within the Subleased Premises and are otherwise as described in Section 3.4 of the Master Lease (“Non-Structural Alterations”) and if neither Overlandlord nor Master Landlord may require such Non-Structural Alterations to be removed at the end of the terms of the Primary Lease Documents. However, plans and specifications for such Non-Structural Alterations (or a reasonably detailed written description thereof, if plans and specifications are not required by good construction practice) shall be delivered to Sublandlord and Overlandlord at least ten (10) days before the commencement of such work. Notwithstanding anything to the contrary herein, Sublandlord’s consent shall not be required for decorations to the interior of the Subleased Premises, including, without limitation, painting, wallpaper and carpet.

          27.2 Prior to making any Alterations, Subtenant shall (i) except as otherwise provided in Section 27.1 above, submit to Sublandlord reasonably detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alterations without first obtaining Sublandlord’s (and Overlandlord’s and Master Landlord’s, if required under the Primary Lease Documents) written approval of such plans and specifications, (ii) at Subtenant’s expense, obtain all permits, approvals and certificates required by any governmental authorities in connection with such Alterations, and (iii) furnish to Sublandlord duplicate original policies, or certificates thereof, or worker’s compensation (covering all persons to be employed by Subtenant, and Subtenant’s contractors and subcontractors in connection with such Alterations) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies and for such periods and in such amounts as Sublandlord may reasonably approve, naming Sublandlord, Overlandlord, Master Landlord and their respective affiliates and agents, any superior lessor and any mortgagee, as additional insureds. Upon completion of such Alterations, Subtenant, at Subtenant’s expense, shall obtain certificates of final approval of such Alterations required by any governmental authority and shall furnish Sublandlord with copies thereof, together with the “as-built” plans and specifications therefor and electronic version of the CADD drawings as approved by Sublandlord, in accordance with all legal requirements and Rules and Regulations. All materials and equipment to be incorporated in the Subleased Premises as a result of any Alterations or a part thereof shall be of first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

          27.3 Sublandlord shall, within ten (10) business days after receipt from Subtenant (i) disapprove any plans and specifications in whole or in part, (ii) reserve approval of items shown thereon pending its review and approval of other plans and specifications, or (iii) condition its approval upon Subtenant making revisions to the plans and specifications or supplying additional information, in each case with respect to plans and specifications Sublandlord has the right to disapprove pursuant to Section 25.2. Sublandlord’s failure to respond to Subtenant’s request for its approval of said plans and specifications within the ten (10) business day period shall be deemed to be an acceptance thereof by Sublandlord if together with Subtenant’s request for approval it notifies Sublandlord that Sublandlord has the right to disapprove pursuant to Section 25.2 and requests its approval, but such deemed approval shall not relieve Subtenant from its obligation to obtain Overlandlord’s, Master Landlord’s or both of their prior written consent thereto in accordance with the terms of the Primary Lease Documents. Subtenant agrees that any review or approval by Sublandlord of any plans and/or specifications with respect to any Alteration is solely for Sublandlord’s benefit, and without any representation or warranty whatsoever to Subtenant or any other person with respect to the adequacy, correctness or efficiency thereof or otherwise.

          27.4 If the proposed Alterations require approval of Overlandlord, Master Landlord or both under the Primary Lease Documents or any lessor of a superior lease or the holder of a superior mortgage under the Primary Lease Documents, no such Alterations or Decorative Work shall be proceeded with until such approval has been received by Sublandlord on Subtenant’s behalf.

          27.5 Sublandlord may impose such conditions on its approval of any Alterations (except for Subtenant’s Work to the extent otherwise expressly set forth in this Sublease) as it may deem necessary or desirable in its reasonable discretion, including, without limitation, the approval of architects, engineers, contractors and subcontractors, additional insurance requirements, requirements for the delivery of mechanic’s lien waivers upon the completion of Alterations, reasonable restrictions on those business hours, if any, during which any heavy construction may proceed, and the requirement that Sublandlord’s designated contractors or staff be used for certain types of work which may affect Building-wide systems, except as otherwise specifically provided in this Sublease. Notwithstanding the foregoing, in the event a particular architect, engineer, contractor or subcontractor has been approved in writing by Overlandlord or Master Landlord to perform any Alterations, including Subtenant’s Work, such entity shall be deemed acceptable to Sublandlord, except to the extent Sublandlord advises Subtenant that it has a pending dispute, judgment, claim or action involving in excess of $250,000.00 against any such entity.

          27.6 In addition to any fees or charges owing to Overlandlord or Master Landlord under the Primary Lease Documents, Sublandlord shall be reimbursed for all reasonable out-of-pocket expenses associated with the review of all plans and specifications presented to Sublandlord. All amounts due under this Article shall be payable within thirty (30) days after demand by Sublandlord.

          27.7 In the event that any Alteration is damaged or destroyed by fire or other casualty, then Subtenant shall have no obligation to repair or restore such Alteration at the expiration or earlier termination of this Sublease. If, however, such repair or restoration obligation exists pursuant to the terms of this Sublease, any Primary Lease Documents or any Consent, then in lieu of performing any necessary restoration and repairs, Subtenant may assign to Sublandlord all insurance proceeds for the full replacement value of such Alterations and pay to Sublandlord any applicable deductible in cash for the uninsured balance of such replacement value.

     ARTICLE 28. Electricity.

          28.1 Electricity shall be furnished to the Subleased Premises on a sub-metered basis and Subtenant will pay to Sublandlord as Additional Rent, charges for such electricity based upon the total kilowatt hours of consumption and kilowatt hours of demand recorded on the sub-meter or sub-meters for the Subleased Premises (collectively, “Subtenant’s Meter”) during such billing period at the same rates charged to Sublandlord by Overlandlord or Master Landlord for such consumption, plus any additional sales or use taxes, surcharges or other incremental amounts which may be imposed on Sublandlord by Overlandlord or Master Landlord, any taxing authority, utility or other body for sub-submetered electricity. If the consumption of electricity is measured by more than one sub-meter, such sub-meters must be capable of totalization for utility rate purposes. Throughout the duration of Subtenant’s occupancy, Subtenant shall keep Subtenant’s Meter in good working order and repair, at its sole cost and expense. Bills for such sub-metered electricity shall be rendered at such time as Sublandlord receives a bill for the same from Overlandlord and shall be payable by Subtenant within twenty (20) days after receipt thereof. If the amount billed by Overlandlord, Master Landlord or the public utility company providing electricity to the Building shall be retroactively increased or decreased for any billing period for which Subtenant shall have paid Additional Rent pursuant to this Article, then such Additional Rent shall be accordingly, adjusted, and Subtenant shall pay any deficiency therein within ten (10) days of demand therefor, or if there shall have been an overpayment, Sublandlord shall credit the amount thereof against the next succeeding payments of Additional Rent. Sublandlord shall have no liability to Subtenant for any loss, damage or expense sustained or incurred by reason of any change, failure, inadequacy, unsuitability or defect in the supply or character of the electrical energy furnished to the Subleased Premises. Subtenant agrees: (i) that its use of electric current shall not exceed the capacity of the feeders or the risers or wiring installation provided for in the Subleased Premises: and (ii) not to use or install any electric equipment which, in Sublandlord’s reasonable judgment, could overload the installations in the Subleased Premises or interfere with the use thereof by Sublandlord. Sublandlord makes no representations or warranties as to the capacity of the risers which presently serve the Building, Overlease Premises, Subleased Premises (“Existing Electrical Capacity”); provided that Sublandlord shall, promptly after Subtenant’s request and at Subtenant’s sole cost and expense, use all commercially reasonably efforts (to the fullest extent permitted under the Overlease) to cause Overlandlord to enforce its rights under the Master Lease in order to cause Master Landlord to deliver the electrical capacity that Overlandlord is entitled to with respect to the Subleased Premises pursuant to the terms and conditions of the Master Lease. If Subtenant requires more than the Existing Electrical Capacity to serve the Subleased Premises for the uses permitted hereunder, then Sublandlord will reasonably cooperate with Subtenant in requesting from Overlandlord and Master Landlord that such additional capacity be so provided to the Subleased Premises at Subtenant’s sole cost and expense, provided that any such requests would not result in a reduction in the quantity or increase in the cost of electricity provided by Master Landlord to the Overlease Premises or to any subtenant or other occupant of the Overlease Premises as of the date hereof, provided further, such requests shall not be obtained pursuant to the Overlease or the Master Lease and Overlandlord and Master Landlord shall so agree and further agree that Sublandlord shall have no liability therefor, for the payment of any charges therefor, for the removal or restoration thereof at the expiration or earlier termination of the Overlease or Sublease or for any damages or liability related to such additional electrical capacity or any work or equipment associated therewith. Subtenant represents that, as of the date hereof, Subtenant is seeking to enter into a separate agreement with Master Landlord concerning the matters set forth in an email correspondence dated March 31, 2005 between the general manager of Equity Office Properties, as agent for Master Landlord, and Subtenant’s real estate broker, as agent for Subtenant attached hereto and made a part hereof as Exhibit “D”. Sublandlord does not object to Subtenant entering into such separate agreement with Master Landlord, provided that suc h agreement is in accordance with the provisions above. Any and all work or equipment arising from supplying such additional electrical capacity shall be deemed to be an Alteration hereunder. Sublandlord makes no representations or warranties as to whether or the extent to which such additional capacity is available, or, if available, whether or not Overlandlord would be willing to cause Master Landlord to provide (or whether or not

Master Landlord would be willing to provide) the necessary excess capacity to the Subleased Premises.

          28.2 Sublandlord shall identify vertical risers within the Subleased Premises which will be available for Subtenant’s installation of telecommunications cable and conduit, provided that Subtenant shall be solely responsible, at Subtenant’s sole cost and expense, for making the necessary connections to the appropriate telecommunications providers and for obtaining the necessary consents from Overlandlord under the Overlease and Master Landlord under the Master Lease to install such telecommunications cabling. No installations by Subtenant under this section shall adversely affect Sublandlord’s cabling or reduce or interrupt Sublandlord’s telecommunications cabling or Existing Electrical Capacity. Any work performed under this section shall be deemed an Alteration hereunder. Subject to the applicable terms of this Sublease, the Overlease and the Master Lease, Sublandlord shall provide Subtenant and its contractors access to the Subleased Premises at reasonable times and upon reasonable prior written notice (subject to the rights of any subtenants or occupants of the Master Premises ) to the extent reasonably required to install, maintain and repair such vertical risers, provided that Subtenant shall use reasonable efforts to minimize any disturbance to Sublandlord and to any of its subtenants and occupants caused thereby.

     ARTICLE 29. Non-Disturbance. Nothing contained herein shall obligate Sublandlord to obtain from any superior lessors or mortgagees a non-disturbance agreement and this Sublease shall remain in full force and effect regardless of whether any such non-disturbance agreement is executed and delivered to Subtenant.

     ARTICLE 30. Representations and Warranties.

          30.1 As of the date hereof, Sublandlord represents and warrants that (i) the Overlease is in full force and effect, and there are no other agreements between Overlandlord and Sublandlord with respect to the Subleased Premises which would have a material adverse impact on Subtenant’s occupancy of the Subleased Premises; (ii) the Overlease has not been modified or amended; (iii) Sublandlord has been authorized by all necessary corporate action to enter into this Agreement of Sublease and the obligations contained in this Agreement of Sublease, as executed by Sublandlord, constitute the binding obligations of Sublandlord, enforceable in accordance with their terms; (iv) to the best of Sublandlord’s knowledge, there is no event which, with the giving of notice or passage of time, or both, would constitute a default under the Overlease; and (v) the Overlease and Master Lease provide that the Subleased Premises are free of asbestos and asbestos containing materials.

          30.2 As of the date hereof, Subtenant represents and warrants that Subtenant has been authorized by all necessary corporate action to enter into this Agreement of Sublease and the obligations contained in this Agreement of Sublease, as executed by Subtenant, constitute the binding obligations of Subtenant, enforceable in accordance with their terms. Subtenant represents to Sublandlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity.

     ARTICLE 31. Elevators. Subject to the applicable terms and conditions of the Primary Lease Documents, Subtenant’s access to the Subleased Premises shall be exclusively through (i) the main elevator bank located on the Sixth Avenue side of the Building (the “Front Elevator Bank”) which shall be shared on a non-exclusive basis with Sublandlord and all other present and future occupants, subtenants, and licensees of the portion of the Building served by such elevators subject to the provisions of the Master Lease, and (ii) to the extent made available by Master Landlord and Overlandlord, one elevator cab located in the rear elevator bank (as designated by Sublandlord) on the west side of the Building (the “Rear Elevator Bank”). Subtenant shall also have the right to use the freight elevators which serve the Subleased Premises on a non-exclusive basis, on the same terms and conditions as provided in the Primary Lease Documents.

     ARTICLE 32. Security/Life Safety Systems.

          32.1 Subtenant shall be responsible for implementing its own security procedures with respect to the Subleased Premises, provided such measures are not inconsistent with Sublandlord’s, Overlandlord’s and Master Landlord’s security measures. Subtenant acknowledges and agrees that the Master Landlord or Overlandlord may maintain guard stations located on the north and/or south sides of the Front Elevator Bank (“Guard Stations”). Sublandlord shall request on behalf of Subtenant that Master Landlord or Overlandlord issue and provide identification passes to all of Subtenant’s authorized employees, agents, invitees and contractors (“Security Passes”) at Subtenant’s sole cost and expense and that Master Landlord or Overlandlord cause its security company to screen Subtenant’s authorized employees, agents, invitees and contractors at the Guard Stations. Subtenant shall pay for the cost of all Security Passes and any extra charges imposed by Overlandlord for screening Subtenant’s authorized employees, agents, invitees and contractors. Sublandlord shall have no liability or responsibility for Master Landlord’s or Overlandlord’s failure or refusal to provide Guard Stations, Security Passes, or for lost, stolen or invalidated Security Passes or the acts or omissions of Master Landlord’s or Overlandlord’s security company. Sublandlord agrees that Subtenant’s Work may include the installation of a security system exclusively for the Subleased Premises, subject to approval of the plans and specifications as provided in this Sublease.

          32.2 Subtenant acknowledges that the Overlease Premises are served by a security system and related equipment (the “Security System”) and life safety system which is connected to the Building’s “Class E” fire alarm system (“Class E System”). Sublandlord shall permit Subtenant, at Subtenant’s sole cost and expense, to connect to Sublandlord’s portion of the Class E System (the “Life Safety Hook Up”) subject to Overlandlord’s and Master Landlord’s approval and otherwise in accordance with Section 3.1(j) of the Master Lease and Article 26 hereof.

          32.3 Sublandlord makes no representations or warranties regarding the adequacy of the services provided by the Guard Stations or the condition or effectiveness of the Security System or Class E System or the adequacy or effectiveness of any other security measures for the Building, if any.

     ARTICLE 33. Security Deposit.

          33.1 Subtenant has deposited with Sublandlord a letter of credit complying with the provisions of Section 33.2 (the “Letter of Credit”) in the original face amount of

$1,721,500.00 (the “Original Security Deposit Amount”) and shall maintain the Letter of Credit as provided in Section 33.2; and should the Letter of Credit be drawn upon, such funds from the Issuing Bank (as hereinafter defined) shall be deposited with Sublandlord as a cash security deposit, all as security for the faithful performance and observance by Subtenant of all of the terms, provisions and conditions of this Sublease (including the payment of any Fixed Rent, Escalation Charges, other Additional Rent and other Rental). Provided no monetary or material non-monetary default shall have occurred and be continuing at the time of the applicable date on which the Security Deposit Amount (defined below) is to be reduced as provided herein and provided further that no notice of any monetary or other material default has been given to Subtenant more than twice during the preceding twenty-four (24) month period, upon the second anniversary of the Rent Commencement Date through the day immediately preceding the third anniversary of the Rent Commencement Date, the Letter of Credit may be reduced to the face amount of $1,205,050.00 and upon the third anniversary of the Rent Commencement Date through the Sublease Expiration Date, the Letter of Credit may be reduced to the face amount of $688,600.00 (each of such amounts and the Original Security Deposit Amount referred to herein as, the “Security Deposit Amount”). Subtenant may deliver, upon such reduction, a substitute Letter of Credit or amendment to the existing Letter of Credit consented to by Sublandlord in accordance with the requirements of this Article, it being understood that if a substitute Letter of Credit is to be delivered, Sublandlord shall not be obligated to return any Letter of Credit in its possession until Subtenant has delivered the substitute Letter of Credit. Subtenant agrees that, in the event that Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease (including the payment of any Rental), Sublandlord may make a demand for payment under said Letter of Credit and use, apply, or retain the whole or any part of the proceeds thereof, or any cash security deposited, as the case may be, to the extent required for the payment of any Rental, or any other sum as to which Subtenant is in default, or for any sum that Sublandlord may expend or may be required to expend by reason of Subtenant’s default, in respect of any of the terms, provisions and conditions of this Sublease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord). In the event that Sublandlord applies or retains any portion or all of such proceeds of such Letter of Credit or cash security, as the case may be, Subtenant shall within ten (10) days restore the amount so applied or retained by causing the Issuing Bank to issue an amendment thereto, or if no Letter of Credit was then outstanding by causing a new Letter of Credit to be issued so that, at all times, the amount of the Letter of Credit which may drawn upon shall be the Security Deposit Amount. The provisions of this Article shall not be a limitation on Sublandlord’s rights and remedies under this Sublease or at law or in equity. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions and conditions of this Sublease, the Letter of Credit or cash security, as the case may be, shall be returned to Subtenant sixty (60) days after the later of the Sublease Expiration Date or delivery of possession of the entire Subleased Premises to Sublandlord in accordance with the terms of this Sublease.

          33.2 Subtenant shall deliver to Sublandlord and continuously maintain in full force and effect until a date no earlier than ninety (90) days after the Sublease Expiration Date, a clean, irrevocable Letter of Credit issued by any commercial bank acceptable to Sublandlord with offices for banking purposes in the City of New York (hereinafter referred to as the “Issuing Bank”) which Letter of Credit shall (i) name the Sublandlord as beneficiary thereof, (ii) have a term of not less than one (1) year, (iii) be in the amount of the Security Deposit Amount, and (iv) otherwise be in form and content satisfactory to Sublandlord, in its sole discretion.

Sublandlord agrees that a Letter of Credit in the form of Exhibit “C” hereto shall be satisfactory. The Letter of Credit shall, in any event, provide that:

(a) The Issuing Bank shall pay to Sublandlord an amount up to the face amount of the Letter of Credit upon presentation of only a demand for payment in the amount to be drawn;

(b) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each and shall have a final expiry date of not earlier than ninety (90) days after the Sublease Expiration Date, unless the Issuing Bank sends written notice (hereinafter called the “Non-Renewal Notice”) to Sublandlord both by Federal Express or similar courier acceptable to Sublandlord and by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

(c) Sublandlord, after receipt of the Non-Renewal Notice, or within sixty (60) days prior to the expiration date of any Letter of Credit then held by Sublandlord, shall have the right, exercisable by a demand for payment draft only, to draw upon the Letter of Credit and receive the proceeds thereof (which shall be held by Sublandlord as a cash deposit pursuant to the terms of this Article pending the replacement of such Letter of Credit or applied as permitted by the terms of this Article); and

(d) Upon Sublandlord’s assignment or other transfer of the Overlease or a leasing of the entire Overlease Premises, the Letter of Credit shall be transferable by Sublandlord as provided in this Article.

If the Letter of Credit held by Sublandlord shall for any reason not have been so renewed within sixty (60) days of its then expiration date, Subtenant agrees that (x) it shall no later than forty-five (45) days of the then expiration date replace such expiring Letter of Credit with a Letter of Credit as required by the terms of this Article and Sublandlord agrees that, simultaneously with the delivery of such replacement Letter of Credit, it will return to the Issuing Bank the Letter of Credit being replaced and (y) in addition to any other right or remedy of Sublandlord under this Sublease, at any time prior to such replacement of such expiring Letter of Credit, Sublandlord may draw upon the Letter of Credit as provided in clause (c) above (and the proceeds thereof shall be held by Sublandlord as a cash deposit pursuant to the terms of this Article pending the replacement of such Letter of Credit or applied as permitted by the terms of this Article).

          33.3 If Sublandlord draws upon the Letter of Credit it shall deposit the proceeds thereof into a non-interest bearing account in a bank or savings and loan association to be selected, from time to time, by Sublandlord in its sole discretion. Sublandlord agrees to hold the said security in such an account, subject, however, to the terms of Section 33.1, with respect to the application of such security in the event of Subtenant’s default hereunder and subject to Subtenant’s obligation and agreement to replace the Letter of Credit so drawn upon with another Letter of Credit as required by the terms of this Article whereupon Sublandlord shall return such cash security deposit to Subtenant. To the extent permitted by law, Subtenant agrees that Sublandlord shall be entitled to receive and retain, as an administrative fee, a sum equal to one

(1%) percent per annum upon the security if it is in an interest-bearing account, and Sublandlord shall have the right to withdraw such sum from time to time as Sublandlord shall determine, in its sole discretion.

          33.4 In the event of an assignment or other transfer of the Overlease, or Sublandlord’s interest therein, or a leasing of the entire Overlease Premises, Sublandlord shall have the right, without cost or expense, to transfer the Letter of Credit or cash security, as the case may be, deposited hereunder to the assignee or lessee, and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Letter of Credit or cash security. In such event, Subtenant agrees to look solely to the new Sublandlord for the return of said Letter of Credit or cash security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said Letter of Credit or cash security to a new Sublandlord. Subtenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit and shall pay any transfer or other fees of the Issuing Bank.

          33.5 Subtenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Letter of Credit or cash deposited as security hereunder or any proceeds thereof, and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. If the Sublandlord determines, in its reasonable discretion, that the financial condition of the Issuing Bank has so declined as to cause concern that the Issuing Bank may not honor a draw on its Letter of Credit, the Subtenant shall promptly obtain a replacement Letter of Credit complying with the terms hereof from another commercial bank acceptable to Sublandlord with offices for banking purposes in the City of New York. Any breach of Subtenant’s obligations set forth in this Article shall be an Event of Default, in addition to those set forth in Article 16 of the Master Lease as incorporated herein.

     ARTICLE 34. Miscellaneous.

          34.1 Subtenant shall cause First Albany Companies, Inc. (the “Guarantor”) to deliver to Sublandlord a written guaranty in form and substance reasonably acceptable to Sublandlord, guarantying Subtenant’s performance of its monetary and other obligations under this Sublease.

          34.2 This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

          34.3 In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

          34.4 The paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.

          34.5 Capitalized terms used herein shall have the same meanings as are ascribed to them in the Overlease, unless otherwise expressly defined or specified herein.

          34.6 This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord or Subtenant unless and until Sublandlord and Subtenant shall have executed and delivered a fully executed copy of this Sublease to each other.

          34.7 This Sublease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Sublease.

          34.8 In all disputes arising out of this Sublease the original Subtenant and Sublandlord herein named, each entity comprising Subtenant and Sublandlord, each permitted assignee or sublessee of Subtenant of Subtenant’s interest in this Sublease and each entity comprising each such assignee or sublessee of Subtenant and each successor of Sublandlord’s interest hereunder, shall be deemed subject to service in the State of New York and to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York and such service may be accomplished in the same manner as the giving of a notice hereunder.

          34.9 The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Subleased Premises and Building depending on, among other things: (i) whether Subtenant’s business is deemed a “public accommodation” or “commercial facility,” (ii) whether such requirements are “readily achievable,” and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Overlandlord represented to Sublandlord that the Subleased Premises complied with ADA Title III, as such law was enforced and administered as of the commencement date of the Master Lease, (b) except to the extent of the responsibility of Overlandlord under the Overlease or Master Landlord under the Master Lease, Subtenant shall be responsible for ADA Title III compliance in the Subleased Premises which results from any of Subtenant’s Work or Alterations on any changes in the ADA (or enforcement or administrative policies thereunder) promulgated after the commencement date of the Master Lease. Subtenant shall be solely responsible for compliance with any requirements under Title I of the ADA relating to Subtenant’s employees.

          34.10 Subtenant shall be entitled to Subtenant’s Proportionate Share of Sublandlord’s permitted number of listings, pursuant to the Overlease, on the Building Directory (as defined in Section 37.7 of the Master Lease), at Subtenant’s cost and expense, if any, and subject to the applicable terms and conditions of the Primary Lease Documents.

          34.11 This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York irrespective of the place of execution or performance.

          34.12 This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          34.13 Neither this Sublease nor a memorandum thereof may be recorded by the Subtenant.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

FIRST ALBANY CAPITAL, INC.,		DEUTSCHE BANK AG, NEW YORK
as Subtenant		BRANCH, as Sublandlord

By:	/s/ Steven R. Jenkins	By:	/s/ Howard Becker

Name: Steven R. Jenkins		Name: Howard Becker
Title: Chief Financial Officer		Title: Attorney In Fact

		By:	/s/ Alan Scott

Name: Alan Scott
Title: Attorney In Fact

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